       59602
       NUMBER                                                          SHARES
       NY

                INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR
                OF THE STATE OF MARYLAND                     STATEMENT OF
                                                             RESTRICTIONS ON
                                                             ACQUISITION AND
                                                             TRANSFER


                                                             CUSIP 554382 10 1

                                       [LOGO]
                                THE MACERICH COMPANY

                This certifies that


                is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE,
OF
                              [CERTIFICATE OF STOCK]

THE MACERICH COMPANY (HEREINAFTER CALLED THE "CORPORATION") TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED:


                                             [SEAL]

COUNTERSIGNED AND REGISTERED:                              /s/ Arthur Coppola
  FIRST CHICAGO TRUST COMPANY                                    PRESIDENT
    OF NEW YORK
      TRANSFER AGENT AND REGISTRAR,
                                                           /s/ Richard A. Bayer
        AUTHORIZED SIGNATURE                                     SECRETARY

     The Corporation is authorized to issue three classes of stock which are designated as Common Stock, Preferred Stock and Excess Stock. The
Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, and the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation or to its transfer agent.

     The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the charter of the Corporation, no Person may (1) Beneficially Own shares of Equity Stock in excess of 5.0% (or such greater percentage as may be provided in the charter of the Corporation) of the number or value of the outstanding Equity Stock of the Corporation (unless such Person is an Excluded Participant), or (2) Beneficially Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code (determined without regard to Code Section 856(h)(2) and by deleting the words "the last half of" in the first sentence of Code
Section 542(a)(2) in applying Code Section 856(h)), or (3) Beneficially Own Equity Stock that would result in Common Stock and Preferred Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution). Any Person who attempts to Beneficially Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation. All capitalized terms in this legend have the meanings defined in the Corporation's charter, as the same may be further amended from time to time, a copy of which, including the restrictions on ownership or transfer, will be sent without charge to each stockholder who so requests. Transfers or other events in violation of the restrictions described above shall be null and void AB INITIO, and the purported transferee or purported owner shall acquire or retain no rights to, or economic interest in, any Equity Stock held in violation of these restrictions. The Corporation may redeem such shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that a Transfer or other event would violate the restrictions described above. In addition, if the restrictions on ownership or transfer are violated, the shares of Equity Stock represented hereby shall be automatically exchanged for shares of Excess Stock which will be held in trust for the benefit of a Beneficiary. Excess Stock may not be transferred at a profit. The Corporation has an option to acquire Excess Stock under certain circumstances. The foregoing restrictions may also delay, deter or prevent a change of control of the Corporation or other transaction which could be in the best interests of stockholders.

     This certificate also represents and entitles the holder hereof to certain rights as set forth in an Agreement between the Corporation and First Chicago Trust Company of New York, dated as of November 10, 1998, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be represented by separate certificates and will no longer be represented by this certificate. The Corporation will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) may become null and void.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

UNIF GIFT MIN ACT -             Custodian
                    ------------         -----------
                     (Cust)                (Minor)
                    under Uniform Gifts to Minors

                    Act
                       ----------------------------
                            (State)

UNIF TRF MIN ACT -             Custodian (until age           )
                   ------------                    -----------
                      (Cust)

                                   under Uniform Transfers
                   ----------------
                      (Minor)

                   to Minors Act
                                ----------------------------
                                        (State)


   Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,__________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------

------------------------------


-------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------------------------------Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


---------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


Dated
     --------------------------



                               X
                                --------------------------------------------

                               X
                                --------------------------------------------
                                THE SIGNATURE(S) TO THIS ASSIGNMENT MUST
                       NOTICE:  CORRESPOND WITH THE NAMES(S) AS WRITTEN
                                UPON THE FACE OF THE CERTIFICATE IN EVERY
                                PARTICULAR, WITHOUT ALTERATION OR
                                ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed



By
  ------------------------------------------
  THE SIGNATURE(S) MUST BE
  GUARANTEED BY AN ELIGIBLE
  GUARANTOR INSTITUTION (BANKS,
  STOCKBROKERS, SAVINGS AND LOAN
  ASSOCIATIONS AND CREDIT UNIONS
  WITH MEMBERSHIP IN AN APPROVED
  SIGNATURE GUARANTEE MEDALLION
  PROGRAM), PURSUANT TO S.E.C.
  RULE 17Ad-15.